Exhibit 99.1
The J. M. Smucker Company Announces Fiscal 2020 Third Quarter Results
ORRVILLE, Ohio, February 26, 2020 /PRNewswire/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the third quarter ended January 31, 2020, of its 2020 fiscal year. All comparisons are to the third quarter of the prior fiscal year, unless otherwise noted.
EXECUTIVE SUMMARY
•Net sales decreased $39.6 million, or 2 percent, primarily reflecting anticipated declines within the U.S. Retail Pet Foods segment.
•Net income per diluted share was $1.64. Adjusted earnings per share was $2.35, an increase of 4 percent.
•Cash from operations was $521.6 million, an increase of 24 percent. Free cash flow was $465.1 million in the quarter, compared to $333.0 million in the prior year.
•The Company reaffirmed its full-year fiscal 2020 net sales, adjusted earnings per share, and free cash flow outlook.
CHIEF EXECUTIVE OFFICER REMARKS
“Third quarter results were in-line with our expectations, benefiting from continued investment in our strategic growth imperatives and the decisive actions we are taking to improve certain areas of the business. Net sales performance reflected strong growth for the Smucker's® Uncrustables® brand and improved volume fundamentals for our coffee and peanut butter brands, which supported market share and household penetration growth in both categories. This helped partially offset the anticipated decline for our dog food business," said Mark Smucker, President and Chief Executive Officer.

“Our results in the quarter reinforced our commitment to operate with financial discipline, highlighted by adjusted earnings per share growth of 4 percent, strong free cash flow of $465 million, and net debt repayments exceeding $300 million. As we look forward, we are confident in delivering on our full-year guidance, while positioning the business for consistent long-term growth and shareholder value creation.”

THIRD QUARTER CONSOLIDATED RESULTS

	Three Months Ended January 31,
	2020	2019	% Increase (Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$1,972.3	$2,011.9	(2)%

Operating income	$289.0	$217.6	33%
Adjusted operating income	395.8	406.2	(3)%

Net income per common share – assuming dilution	$1.64	$1.07	53%
Adjusted earnings per share – assuming dilution	2.35	2.26	4%

Weighted-average shares outstanding – assuming dilution	114.0	113.8	—

Net Sales
Net sales decreased 2 percent, driven by reduced volume/mix in the U.S. Retail Pet Foods segment, primarily driven by dog food. Lower net price realization for the remaining segments was primarily driven by lower net pricing for coffee and peanut butter, which was mostly offset by favorable volume/mix for coffee and the Smucker's® Uncrustables® brand.
Operating Income
Gross profit decreased $13.8 million, or 2 percent, driven by a reduced contribution from volume/mix and the net impact of lower prices in excess of lower costs. Operating income increased $71.4 million, or 33 percent, primarily reflecting a $54.8 million decrease in intangible asset impairment charges, a $15.5 million decrease in other special project costs, and a $14.2 million decrease in selling, distribution, and administrative ("SD&A") expenses, partially offset by the decline in gross profit. The third quarter of 2020 included a noncash impairment charge of $52.4 million related to the Natural Balance® brand within the U.S. Retail Pet Foods segment, primarily driven by the market environment and the re-positioning of the brand within the Pet Foods portfolio.
Adjusted gross profit decreased $24.4 million, or 3 percent, with the difference from generally accepted accounting principles ("GAAP") results being the exclusion of a $10.6 million favorable impact, as compared to the prior year, of unallocated derivative gains and losses. Adjusted operating income decreased $10.4 million, or 3 percent, further reflecting the exclusion of intangible asset impairment charges, other special project costs, and amortization.
Interest Expense, Other Income (Expense), and Income Taxes
Net interest expense decreased $6.5 million, primarily as a result of reduced debt due to net repayments of $700.6 million during the past twelve months.
Net other expense decreased by $7.4 million, primarily due to pension and litigation settlements in the prior year.
The effective income tax rate was 22.7 percent compared to 22.8 percent in the prior year. On a non-GAAP basis, the adjusted effective income tax rate was 23.1 percent compared to 25.8 percent in the prior year.
Cash Flow and Debt
Cash provided by operating activities was $521.6 million, compared to $421.1 million in the prior year, primarily reflecting a decrease in cash required to fund working capital. The decrease in working capital requirements was primarily driven by an increase in accounts payable due to working capital initiatives. Free cash flow was $465.1 million, compared to $333.0 million in the prior year, reflecting the increase in cash provided by operating activities and a $31.6 million reduction in capital expenditures. Net debt repayments in the quarter totaled $319.7 million.

FULL-YEAR OUTLOOK
The Company reaffirmed its full-year fiscal 2020 net sales, adjusted earnings per share, and free cash flow guidance as summarized below:

Net sales increase (decrease) vs prior year	(3)%
Adjusted earnings per share	$8.10 - $8.30
Free cash flow (in millions)	$850
Capital expenditures (in millions)	$300 - $320
Effective tax rate	24.0%
Net sales are expected to be down 3 percent compared to the prior year, which includes the loss of $105.9 million of sales in the first 4 months of fiscal 2019 related to the divested U.S. baking business and $25.4 million of incremental noncomparable sales for Ainsworth Pet Nutrition, LLC ("Ainsworth"). On a comparable basis, net sales are expected to be down 2 percent.
Adjusted earnings per share is expected to range from $8.10 to $8.30, based on 114.0 million shares outstanding. Earnings guidance reflects the contribution from sales at a gross profit margin of approximately 38.2 percent, SD&A expenses declining approximately 2.5 percent compared to the prior year, and an effective tax rate of 24.0 percent. Free cash flow is expected to be approximately $850 million.
THIRD QUARTER SEGMENT RESULTS
Dollar amounts in the segment tables below are reported in millions.
U.S. Retail Pet Foods

	Net Sales	Segment Profit	Segment Profit Margin
FY20 Q3 Results	$721.9	$146.0	20.2%
Increase (decrease) vs prior year	(5)%	(1)%	70bps
Segment net sales decreased $37.1 million, reflecting a 5 percentage point reduction due to volume/mix, which was mostly related to the Natural Balance® brand and private label dog food. Net price realization was neutral, as list price increases implemented during the second half of the prior fiscal year were mostly offset by increased trade spend.
Segment profit decreased $1.9 million, as a decline from volume/mix was mostly offset by an $8.1 million recovery from a legal settlement related to a prior year supplier issue, synergy realization, and reduced marketing expense.
U.S. Retail Coffee

	Net Sales	Segment Profit	Segment Profit Margin
FY20 Q3 Results	$558.8	$189.5	33.9%
Increase (decrease) vs prior year	—	3%	120bps
Segment net sales decreased $2.8 million. Net price realization reduced net sales by 5 percentage points, primarily driven by the Folgers® and Dunkin' Donuts® brands, which reflected promotional activity mostly supported by lower green coffee costs. Favorable volume/mix mostly offset lower net pricing, reflecting growth for the Dunkin' Donuts®, Café Bustelo®, and Folgers® brands.
Segment profit increased $5.8 million, primarily due to the favorable volume/mix and reduced marketing expense, partially offset by the net impact of lower net pricing in excess of lower costs.

U.S. Retail Consumer Foods

	Net Sales	Segment Profit	Segment Profit Margin
FY20 Q3 Results	$422.9	$84.2	19.9%
Increase (decrease) vs prior year	—	(12)%	-280bps
Segment net sales increased $0.2 million, reflecting a 4 percentage point increase from volume/mix driven by growth for the Smucker's® Uncrustables® and Jif® brands. Lower net pricing reduced sales by 4 percentage points, primarily attributable to the Jif® brand.
Segment profit decreased $11.7 million, which included a $7.5 million equipment write-off related to discontinuing Jif® Power Ups®, due to a re-prioritization of resources toward initiatives with greater projected returns. Excluding this impact, segment profit decreased $4.2 million, primarily reflecting the net impact of lower pricing in excess of lower costs, partially offset by favorable volume/mix.
International and Away From Home

	Net Sales	Segment Profit	Segment Profit Margin
FY20 Q3 Results	$268.7	$49.0	18.2%
Increase (decrease) vs prior year	—	(7)%	-130bps
Segment net sales increased $0.1 million, reflecting $1.3 million of favorable foreign currency exchange, offset by slight declines from net price realization and volume/mix.
Segment profit decreased $3.5 million, primarily reflecting a decline from volume/mix.
Conference Call
The Company will conduct an earnings conference call and webcast today, February 26, 2020, beginning at 8:30 a.m. Eastern time. Speaking on the call will be Mark Smucker, President and Chief Executive Officer and Mark Belgya, Vice Chair and Chief Financial Officer. To access the webcast, please visit investors.jmsmucker.com.

The J. M. Smucker Company Forward-Looking Statements
This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to achieve cost savings related to cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to meet the Company's cash deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including product innovation; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application, including tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.
About The J. M. Smucker Company
Inspired by more than 120 years of business success and five generations of family leadership, The J. M. Smucker Company makes food that people and pets love. The Company’s portfolio of 40+ brands, which are found in 90 percent of U.S. homes and countless restaurants, include iconic products consumers have always loved such as Folgers®, Jif®, and Milk-Bone® plus new favorites like Café Bustelo®, Smucker’s® Uncrustables®, and Rachael Ray™ Nutrish®. Over the past two decades, the Company has grown rapidly by thoughtfully acquiring leading and emerging brands, while ensuring the business has a positive impact on its 7,000+ employees, the communities it is a part of, and the planet. For more information about The J. M. Smucker Company, visit jmsmucker.com.
The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Dunkin'™ and Dunkin' Donuts® are trademarks of DD IP Holder LLC, and Rachael Ray™ is a trademark of Ray Marks II LLC.
The Dunkin'™ and Dunkin' Donuts® brands are licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to products for sale in Dunkin'™ restaurants.
Contacts:
The J. M. Smucker Company: (330) 682-3000
Investors: Aaron Broholm, Vice President, Investor Relations
Media: Ray Hancart, Director, Communications & Media Relations

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Income

	Three Months Ended January 31,			Nine Months Ended January 31,
	2020	2019	% Increase (Decrease)	2020	2019	% Increase (Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$1,972.3	$2,011.9	(2)%	$5,709.0	$5,935.9	(4)%
Cost of products sold	1,212.3	1,238.1	(2)%	3,495.4	3,712.6	(6)%
Gross Profit	760.0	773.8	(2)%	2,213.6	2,223.3	—
Gross margin	38.5%	38.5%		38.8%	37.5%

Selling, distribution, and administrative expenses	358.9	373.1	(4)%	1,100.9	1,138.8	(3)%
Amortization	58.8	59.7	(2)%	176.4	179.9	(2)%
Other intangible assets impairment charges	52.4	107.2	(51)%	52.4	107.2	(51)%
Other special project costs	3.3	18.8	(82)%	9.9	51.9	(81)%
Other operating expense (income) – net	(2.4)	(2.6)	(8)%	(2.4)	(29.5)	(92)%
Operating Income	289.0	217.6	33%	876.4	775.0	13%
Operating margin	14.7%	10.8%		15.4%	13.1%

Interest expense – net	(45.1)	(51.6)	(13)%	(143.6)	(158.8)	(10)%
Other income (expense) – net	(1.4)	(8.8)	(84)%	(4.5)	(16.5)	(73)%
Income Before Income Taxes	242.5	157.2	54%	728.3	599.7	21%
Income tax expense	55.1	35.8	54%	175.1	156.8	12%
Net Income	$187.4	$121.4	54%	$553.2	$442.9	25%

Net income per common share	$1.64	$1.07	53%	$4.85	$3.89	25%

Net income per common share – assuming dilution	$1.64	$1.07	53%	$4.85	$3.89	25%

Dividends declared per common share	$0.88	$0.85	4%	$2.64	$2.55	4%

Weighted-average shares outstanding	114.0	113.8	—	114.0	113.7	—

Weighted-average shares outstanding – assuming dilution	114.0	113.8	—	114.0	113.7	—

The J. M. Smucker Company Unaudited Condensed Consolidated Balance Sheets

	January 31, 2020	April 30, 2019
	(Dollars in millions)
Assets
Current Assets
Cash and cash equivalents	$74.4	$101.3
Trade receivables, less allowance for doubtful accounts	477.3	503.8
Inventories	958.8	910.3
Other current assets	92.2	109.8
Total Current Assets	1,602.7	1,625.2

Property, Plant, and Equipment - Net	1,911.7	1,912.4

Other Noncurrent Assets
Goodwill	6,312.8	6,310.9
Other intangible assets – net	6,491.4	6,718.8
Other noncurrent assets	317.6	144.0
Total Other Noncurrent Assets	13,121.8	13,173.7
Total Assets	$16,636.2	$16,711.3

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$575.0	$591.0
Current portion of long-term debt	499.8	798.5
Short-term borrowings	310.0	426.0
Other current liabilities	692.6	526.0
Total Current Liabilities	2,077.4	2,341.5

Noncurrent Liabilities
Long-term debt, less current portion	4,583.3	4,686.3
Other noncurrent liabilities	1,805.1	1,713.0
Total Noncurrent Liabilities	6,388.4	6,399.3

Total Shareholders’ Equity	8,170.4	7,970.5
Total Liabilities and Shareholders’ Equity	$16,636.2	$16,711.3

The J. M. Smucker Company Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
	(Dollars in millions)
Operating Activities
Net income	$187.4	$121.4	$553.2	$442.9
Adjustments to reconcile net income to net cash provided by (used for) operations:
Depreciation	53.3	51.2	156.7	154.1
Amortization	58.8	59.7	176.4	179.9
Other intangible assets impairment charges	52.4	107.2	52.4	107.2
Share-based compensation expense	6.1	6.0	19.8	16.5
Gain on divestiture	—	(1.0)	—	(27.6)
Other noncash adjustments – net	9.3	1.6	15.9	4.6
Defined benefit pension contributions	(1.1)	(20.1)	(1.1)	(20.1)
Changes in assets and liabilities, net of effect from acquisition and divestiture:
Trade receivables	44.9	59.8	26.7	(51.4)
Inventories	54.0	41.6	(48.0)	(18.8)
Other current assets	(6.3)	1.9	7.0	19.5
Accounts payable	53.6	(26.4)	12.3	(11.2)
Accrued liabilities	18.9	12.7	44.6	73.1
Income and other taxes	(8.3)	(8.4)	(40.9)	10.1
Other – net	(1.4)	13.9	(7.9)	(11.8)
Net Cash Provided by (Used for) Operating Activities	521.6	421.1	967.1	867.0

Investing Activities
Business acquired, net of cash acquired	—	—	—	(1,903.0)
Additions to property, plant, and equipment	(56.5)	(88.1)	(192.9)	(267.2)
Proceeds from divestiture	—	(0.7)	—	371.4
Other – net	(16.9)	(15.1)	15.3	(24.0)
Net Cash Provided by (Used for) Investing Activities	(73.4)	(103.9)	(177.6)	(1,822.8)

Financing Activities
Short-term borrowings (repayments) – net	(19.7)	114.0	(122.6)	360.0
Proceeds from long-term debt	—	—	—	1,500.0
Repayments of long-term debt	(300.0)	(300.0)	(400.0)	(600.0)
Quarterly dividends paid	(100.1)	(96.5)	(296.7)	(281.4)
Purchase of treasury shares	(0.8)	(0.2)	(4.3)	(5.2)
Proceeds from stock option exercises	—	—	7.0	—
Other – net	(0.3)	0.1	0.5	0.2
Net Cash Provided by (Used for) Financing Activities	(420.9)	(282.6)	(816.1)	973.6
Effect of exchange rate changes on cash	(1.7)	0.7	(0.3)	(3.9)
Net increase (decrease) in cash and cash equivalents	25.6	35.3	(26.9)	13.9
Cash and cash equivalents at beginning of period	48.8	171.2	101.3	192.6
Cash and Cash Equivalents at End of Period	$74.4	$206.5	$74.4	$206.5

The J. M. Smucker Company Unaudited Supplemental Schedule

	Three Months Ended January 31,				Nine Months Ended January 31,
	2020	% of Net Sales	2019	% of Net Sales	2020	% of Net Sales	2019	% of Net Sales
	(Dollars in millions)
Net sales	$1,972.3		$2,011.9		$5,709.0		$5,935.9
Selling, distribution, and administrative expenses:
Marketing	120.6	6.1%	133.8	6.7%	376.7	6.6%	411.4	6.9%
Selling	57.0	2.9%	58.9	2.9%	188.0	3.3%	191.9	3.2%
Distribution	73.7	3.7%	64.8	3.2%	207.5	3.6%	196.5	3.3%
General and administrative	107.6	5.5%	115.6	5.7%	328.7	5.8%	339.0	5.7%
Total selling, distribution, and administrative expenses	$358.9	18.2%	$373.1	18.5%	$1,100.9	19.3%	$1,138.8	19.2%

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Reportable Segments

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
	(Dollars in millions)
Net sales:
U.S. Retail Pet Foods	$721.9	$759.0	$2,101.7	$2,158.3
U.S. Retail Coffee	558.8	561.6	1,567.9	1,596.0
U.S. Retail Consumer Foods	422.9	422.7	1,251.2	1,367.9
International and Away From Home	268.7	268.6	788.2	813.7
Total net sales	$1,972.3	$2,011.9	$5,709.0	$5,935.9

Segment profit:
U.S. Retail Pet Foods	$146.0	$147.9	$403.1	$372.2
U.S. Retail Coffee	189.5	183.7	500.9	505.8
U.S. Retail Consumer Foods	84.2	95.9	256.6	327.5
International and Away From Home	49.0	52.5	131.7	152.6
Total segment profit	$468.7	$480.0	$1,292.3	$1,358.1
Amortization	(58.8)	(59.7)	(176.4)	(179.9)
Other intangible assets impairment charges	(52.4)	(107.2)	(52.4)	(107.2)
Interest expense – net	(45.1)	(51.6)	(143.6)	(158.8)
Unallocated derivative gains (losses)	7.7	(2.9)	37.6	(25.0)
Other special project costs	(3.3)	(18.8)	(9.9)	(51.9)
Corporate administrative expenses	(72.9)	(73.8)	(214.8)	(219.1)
Other income (expense) – net	(1.4)	(8.8)	(4.5)	(16.5)
Income before income taxes	$242.5	$157.2	$728.3	$599.7

Segment profit margin:
U.S. Retail Pet Foods	20.2%	19.5%	19.2%	17.2%
U.S. Retail Coffee	33.9%	32.7%	31.9%	31.7%
U.S. Retail Consumer Foods	19.9%	22.7%	20.5%	23.9%
International and Away From Home	18.2%	19.5%	16.7%	18.8%

Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, including: net sales excluding acquisition, divestiture, and foreign currency exchange; adjusted gross profit; adjusted operating income; adjusted income; adjusted earnings per share; earnings before interest, taxes, depreciation, amortization, and impairment charges related to intangible assets (“EBITDA (as adjusted)”); and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that investors' understanding of its performance is enhanced by disclosing these performance measures. Furthermore, these non-GAAP financial measures are used by management in preparation of the annual budget and for the monthly analyses of its operating results. The Board of Directors also utilizes certain non-GAAP financial measures as components for measuring performance for incentive compensation purposes.
Non-GAAP measures exclude certain items affecting comparability that can significantly affect the year-over-year assessment of operating results, which include amortization expense and impairment charges related to intangible assets, integration and restructuring costs (“special project costs”), and unallocated gains and losses on commodity and foreign currency exchange derivatives (“unallocated derivative gains and losses”), as well as the related tax impact of these exclusions. The special project costs relate to specific integration and restructuring projects, and the unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts. Additionally, income taxes, as adjusted is calculated using an adjusted effective income tax rate that is applied to adjusted income before income taxes. While this adjusted effective income tax rate does not generally differ materially from our GAAP effective income tax rate, certain items can significantly impact our adjusted effective income tax rate.
These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles. Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the “Unaudited Non-GAAP Financial Measures” tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2020 outlook.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended January 31,				Nine Months Ended January 31,
	2020	2019	Increase (Decrease)	%	2020	2019	Increase (Decrease)	%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$1,972.3	$2,011.9	($39.6)	(2)%	$5,709.0	$5,935.9	($226.9)	(4)%
Ainsworth acquisition	—	—	—	—	(25.4)	—	(25.4)	—
Baking divestiture	—	—	—	—	—	(105.9)	105.9	2%
Net sales excluding acquisition and divestiture	1,972.3	2,011.9	(39.6)	(2)%	5,683.6	5,830.0	(146.4)	(2)%
Foreign currency exchange	(1.3)	—	(1.3)	—	2.3	—	2.3	—
Net sales excluding acquisition, divestiture, and foreign currency exchange	$1,971.0	$2,011.9	($40.9)	(2)%	$5,685.9	$5,830.0	($144.1)	(2)%

Amounts may not add due to rounding.

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
	(Dollars in millions, except per share data)
Gross profit reconciliation:
Gross profit	$760.0	$773.8	$2,213.6	$2,223.3
Unallocated derivative losses (gains)	(7.7)	2.9	(37.6)	25.0
Adjusted gross profit	$752.3	$776.7	$2,176.0	$2,248.3
% of net sales	38.1%	38.6%	38.1%	37.9%

Operating income reconciliation:
Operating income	$289.0	$217.6	$876.4	$775.0
Amortization	58.8	59.7	176.4	179.9
Other intangible assets impairment charges	52.4	107.2	52.4	107.2
Unallocated derivative losses (gains)	(7.7)	2.9	(37.6)	25.0
Other special project costs	3.3	18.8	9.9	51.9
Adjusted operating income	$395.8	$406.2	$1,077.5	$1,139.0
% of net sales	20.1%	20.2%	18.9%	19.2%

Net income reconciliation:
Net income	$187.4	$121.4	$553.2	$442.9
Income tax expense	55.1	35.8	175.1	156.8
Amortization	58.8	59.7	176.4	179.9
Other intangible assets impairment charges	52.4	107.2	52.4	107.2
Unallocated derivative losses (gains)	(7.7)	2.9	(37.6)	25.0
Other special project costs	3.3	18.8	9.9	51.9
Adjusted income before income taxes	$349.3	$345.8	$929.4	$963.7
Income taxes, as adjusted	80.8	89.1	223.7	258.1
Adjusted income	$268.5	$256.7	$705.7	$705.6

Weighted-average common shares outstanding	113.4	113.2	113.3	113.1
Weighted-average participating shares outstanding	0.6	0.6	0.7	0.6
Total weighted-average shares outstanding	114.0	113.8	114.0	113.7
Dilutive effect of stock options	—	—	—	—
Total weighted-average shares outstanding – assuming dilution	114.0	113.8	114.0	113.7

Adjusted earnings per share – assuming dilution	$2.35	$2.26	$6.19	$6.20

The J. M. Smucker Company Unaudited Non-GAAP Financial Measures

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
	(Dollars in millions)
EBITDA (as adjusted) reconciliation:
Net income	$187.4	$121.4	$553.2	$442.9
Income tax expense	55.1	35.8	175.1	156.8
Interest expense – net	45.1	51.6	143.6	158.8
Depreciation	53.3	51.2	156.7	154.1
Amortization	58.8	59.7	176.4	179.9
Other intangible assets impairment charges	52.4	107.2	52.4	107.2
EBITDA (as adjusted)	$452.1	$426.9	$1,257.4	$1,199.7
% of net sales	22.9%	21.2%	22.0%	20.2%

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$521.6	$421.1	$967.1	$867.0
Additions to property, plant, and equipment	(56.5)	(88.1)	(192.9)	(267.2)
Free cash flow	$465.1	$333.0	$774.2	$599.8

The following tables provide a reconciliation of the Company's fiscal 2020 guidance for estimated adjusted earnings per share and free cash flow.

	Year Ending April 30, 2020
	Low	High
Net income per common share – assuming dilution reconciliation:
Net income per common share – assuming dilution	$6.32	$6.52
Unallocated derivative losses (gains) (A)	(0.27)	(0.27)
Special project costs	0.12	0.12
Amortization	1.58	1.58
Other intangible assets impairment charges	0.35	0.35
Adjusted earnings per share	$8.10	$8.30

(A) As unallocated derivative losses (gains) vary each quarter based on market conditions and derivative positions taken, we do not project derivative gains or losses on a forward-looking basis. Therefore, the forward-looking unallocated derivative losses (gains) in the table above reflect the net cumulative amount already recognized in GAAP results that is expected to be allocated to non-GAAP results as of April 30, 2020.

	Year Ending April 30, 2020
	Low	High
	(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$1,170	$1,150
Additions to property, plant, and equipment	(320)	(300)
Free cash flow	$850	$850